                                  EXHIBIT 10(n)


                             RESTRUCTURING AGREEMENT

         RESTRUCTURING AGREEMENT, dated October 27, 1988, among DEL WEBB CORPORATION, an Arizona corporation ("Webb"), DEL E. WEBB NEW JERSEY, INC., a New Jersey corporation ("DEWNJ"), ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership (the "Partnership"), THE CLARIDGE HOTEL AND CASINO CORPORATION, a New York corporation (the "Corporation"), THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation ("New Claridge"), ROBERT K. SWANSON ("Swanson"), EVERETT L. MANGAM ("Mangam"), T. EDWARD PLANT ("Plant" and, together with Swanson and Mangam, the "Individual General Partners"), ANTHONY ATCHLEY ("Atchley"), GERALD C. HEETLAND ("Heetland" and, together with Atchley, the "New General Partners"), AC BOARDWALK PARTNERS CORPORATION, a New Jersey corporation ("AC Boardwalk" and, together with the Individual General Partners, the "General Partners") and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY (the Bank").

         WHEREAS, the Bank and Claridge Limited, a New Jersey limited partnership (the "Old Partnership"), entered into a Loan Agreement, dated as of October 31, 1983 (as heretofore assumed, modified, amended and supplemented, including assumption and amendment by the Assumption and Amendment Agreement, dated as of March 17, 1986, between New Claridge and the Bank, the "Loan Agreement"), and pursuant to the Loan Agreement, the Old Partnership granted to the Bank a first priority mortgage dated as of October 31, 1983, as amended by a First Mortgage Modification Agreement, dated March 17, 1986, among the Partnership, DEWNJ and the Bank (the "First Mortgage");

         WHEREAS, the Old Partnership has been liquidated and dissolved;

         WHEREAS, the Partnership acquired the real property, other than the Land, and the Hotel Assets (as such terms are defined in the Loan Agreement), both covered by the First Mortgage subject to the lien thereof,

         WHEREAS, the Partnership leased the land on which the Claridge Hotel and Casino (the "Claridge") is situated pursuant to the Ground Lease, dated October 31, 1983 (as heretofore amended, the "Ground Lease"), between the Old Partnership and the Partnership;

         WHEREAS, the Partnership leased certain air space located in Atlantic City, New Jersey pursuant to the Air Rights Lease, dated March 17. 1986 (the "Air Rights Lease"), between DEWNJ and the Partnership;

         WHEREAS, upon its liquidation, certain of the other assets of the Old Partnership, including the Land and the Gaming and Other Assets (as such items are respectively defined in the Loan Agreement), became the property of DEWNJ, subject to the lien of the First Mortgage;

         WHEREAS, New Claridge acquired the Gaming and Other Assets from DEWNJ on October 31, 1983;

         WHEREAS, New Claridge has leased and subleased the Hotel Assets and the land on which the Claridge is located, respectively, from the Partnership pursuant to the Operating Lease Agreement, dated October 31, 1983 (as heretofore amended, the "Operating Lease"), between the Partnership and New Claridge;

         WHEREAS, New Claridge has leased and Subleased the property set forth in the Expansion Operating Lease and the air space described in the Air Rights Lease. respectively, from the Partnership pursuant to the Expansion Operating Lease Agreement, dated March 17, 1986 ( as heretofore amended, the "Expansion Operating Lease", and together with the Operating Lease, the "Combined Operating Lease"), between the Partnership and New Claridge;

         WHEREAS, New Claridge advanced certain sums to the Partnership pursuant to the Expandable Wraparound Mortgage Loan Agreement, dated as of October 31, 1983, between New Claridge and the Partnership, which was amended by the First Amendment to Expandable Wraparound Mortgage Loan Agreement, dated March 17, 1986, between New Claridge and the Partnership (as heretofore modified, amended and supplemented, the "Wraparound Loan Agreement");

         WHEREAS, in connection with the Wraparound Loan Agreement, the Partnership granted to New Claridge the Expandable Wraparound Mortgage, dated October 31, 1983, which was amended by the First Supplemental Amendment to Expandable Wraparound Mortgage and Security Agreement, dated March 17, 1986 (as heretofore modified, amended and supplemented, the "Wraparound Mortgage");

         WHEREAS, New Claridge guaranteed the obligations of the Old Partnership under the Loan Agreement pursuant to the Unlimited Guaranty, dated October 31, 1983, by New Claridge in favor of the Bank (as heretofore modified, amended or supplemented, the "Guaranty"), and confirmed that the Guaranty guarantees the increased obligations to the Bank pursuant to the First Mortgage modification, in the Consent and Amendment Agreement, dated as of March 17, 1986, between New Claridge and the Bank;

         WHEREAS, in connection with the Guaranty, New Claridge entered into the General Security Agreement, dated October 31, 1983, in favor of the Bank (as heretofore modified, amended or supplemented, the "Security Agreement");

         WHEREAS, the Partnership has entered into a Maintenance Services Contract, dated as of October 31, 1983 (such Maintenance Services Contract, as amended by the First Amendment to Maintenance Services Contract, dated as of March 17, 1986, is herein referred to as the "Maintenance Services Contract") with DEWNJ, under which DEWNJ provides facility maintenance and engineering services on behalf of the Partnership to New Claridge in accordance with the Operating Lease;

         WHEREAS, the Hotel Assets are subject to a second mortgage, dated October 31, 1983, securing a nonrecourse note in the principal amount of $47,000,000 given by the Partnership to DEWNJ as part of the purchase price paid by the Partnership to DEWNJ for the Hotels Assets, as amended by the First Supplemental Amendment to Purchase Money Second Mortgage and Security Agreement, dated as of March 17, 1986, between the Partnership and DEWNJ, the First Amendment to Purchase Money Loan Agreement, dated as of March 17, 1986, between the Partnership and DEWNJ, and the First Amendment to Second Mortgage Note, dated March 17, 1986, between the Partnership and DEWNJ (the "Second Mortgage");

         WHEREAS, New Claridge and DEWNJ have entered into a Management Agreement, dated as of October 31, 1983, as amended by First Amendment, dated July 31, 1985, Second Amendment, dated November 1, 1985, Third Amendment, dated January 1, 1986, Fourth Amendment, dated March 17, 1986, Fifth Amendment, dated February 24, 1987, Sixth Amendment, dated June 30, 1987, and Seventh Amendment, dated November 19, 1987 (the "Management Agreement");

         WHEREAS, the Corporation holds all of the issued and outstanding shares of Common Stock of New Claridge;

         WHEREAS, Webb and the Corporation have entered into a Cross Option Agreement, dated as of October 31, 1983 (the "Cross Option Agreement"), relating to outstanding capital stock of New Claridge and the Corporation;

         WHEREAS. New Claridge and DEWNJ have entered into a Land Option Agreement, dated as of October 3 1, 1983 (such Land Option Agreement, as amended by the Amended and Restated Land Option Agreement, dated March 17, 1986, is hereinafter referred to as the "Land Option Agreement"), relating to the Land;

         WHEREAS, Webb, pursuant to a Collection Guaranty, dated October 31, 1983, as amended by Consent and Amendment Agreement. dated as of March 17, 1986 (the "Collection Guaranty"), has guaranteed collection of up to $20,000,000 of amounts owing under the Loan Agreement as set forth in the Collection Guaranty;

         WHEREAS, the parties hereto wish to provide for the restructuring set forth below so as to insure the continued licensing, operation and financial viability of the Claridge, to provide the Bank with improved loan-to-value ratio, to protect the interests of the investors in the Corporation and in the Partnership and to permit Webb and DEWNJ to fulfill, satisfy and terminate their respective obligations and commitments with respect to the Partnership, the Corporation, New Claridge and the Claridge;

         WHEREAS, as a result of the transactions contemplated by this Agreement, among other things, Webb and DEWNJ will be (I) releasing New Claridge and/or the Partnership from liability for indebtedness, unpaid fees and accrued interest aggregating in excess of $101 million at September 30, 1988, (ii) making payments aggregating approximately $19.5 million which will reduce by the same amount indebtedness, $14,500,000 of which is secured by the assets of the Partnership, the Corporation and New Claridge, without Webb or DEWNJ having any right of subrogation, and (iii) transferring to the Partnership the Land and certain air rights which New Claridge has the option to acquire for $9 million (which option is terminated herein) and as a result of which the payments by the Partnership under the Ground Lease of approximately $1,300,000 per year will be eliminated; and

         WHEREAS, none of the Partnership, the Corporation or New Claridge has the ability to pay the amounts respectively owed by each of them to Webb or DEWNJ (which amounts total more than $101 million collectively, including the Second Mortgage), or has any expectation of being able to make any such payments. In addition, none of the Partnership, the Corporation or New Claridge has the ability to pay such $19.5 million portion of their indebtedness, $14,500,000 of which is secured by their property, which portion is being satisfied by Webb and DEWNJ, or any expectation of being able to do so. However, as a consequence of the transactions contemplated by this Agreement, the financial obligations of the Partnership, the Corporation and New Claridge will be materially reduced and restructured so that, the parties believe, they will be financially viable entities, be left with adequate capital remaining for the conduct of their business, loss to creditors (other than Webb and DEWNJ) will be prevented or mitigated in whole or in part, and the value of the investment of Limited Partners of the Partnership and holders of Class A Shares in the Corporation, which might otherwise be zero, will be materially enhanced. In addition, Webb and its wholly-owned subsidiary, DEWNJ, will be relieved of continuing obligations to the Partnership and New Claridge and Webb's contingent liability on the Collection Guaranty will be satisfied; and

         WHEREAS, in order to insure the financial stability to obtain licensing of New Claridge and the Claridge, the New Jersey Casino Control Commission has required that the Bank and/or Webb provide additional working capital financing to those entities in the maximum amount of $5 million and the Bank and Webb have agreed with respect to this obligation (the obligations of the Bank and Webb both being subject to the provisions of Section 4(f)), in order to avoid the immediate serious financial consequences to the Claridge resulting from the loss of its gaming license and greater losses to Webb.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       Closing, Transactions to Occur at Closing.

         (a) At a closing (the "Closing,"). to be held at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, commencing at 9:30 a.m. on the Closing Date (as hereinafter defined), subject to satisfaction of the conditions set forth in Sections 2 and 3 hereof, the parties shall take the actions set forth below in paragraph (c) of this Section I and the events set forth in paragraph (c) of this Section I shall be deemed to have occurred at the Closing. The "Closing Date" shall be March 31. 1989, provided that upon not less than ten days' prior written notice to the other parties hereto, Webb may select an earlier business day as the Closing Date, but only in the event that (i) the conditions in Sections 2 and 3 hereof have been or will be satisfied on such day, and (ii) such earlier Closing, Date has been approved by the New Jersey Casino Control Commission (the "Commission"). In the event that the conditions set forth in Section 3 shall not have been satisfied on or before the Closing, Date, by mutual agreement of Webb and the Bank in writing, the Closing Date may be extended from time to time to a date not later than August 1, 1989.

         (b) Such actions to be taken, and events to occur, at the Closing shall include payment of certain amounts, release of certain obligations and termination of certain agreements or obligations. As used in this Agreement, (i) any reference to "payment" by one party to another of a certain amount shall mean that at the time of the Closing the party making the payment shall wire-transfer the specified amount to the other party in immediately available funds, ( ii ) any reference to "discharge," "satisfy" or "release" by a party of obligations of another party shall mean that at the time of Closing, and thereafter, and without the need to execute any other instrument or document, the obligation of the party being, released shall be deemed discharged, satisfied and released without liability to any person, the party being, released shall have no further duty or obligation to pay, perform or take any other action with respect to the obligation being released and the party releasing the other party shall have no further right to enforce or otherwise require performance of such obligation; (iii) any reference to "termination" of an agreement or other obligation shall mean that the parties to such agreement or obligation agree that at the time of Closing, and thereafter, and without the need to execute any other instrument or document, such agreement or obligation shall be terminated and no longer in force or of effect and none of the parties thereto shall have any further obligation under such agreement or obligation or any further right to enforce or otherwise require performance of such agreement or obligation; and (iv) any reference to anything being "deemed" to occur shall mean that, at the time of Closing, and thereafter, without the need to execute any other instrument or document, such thing shall have occurred; provided, however, that, notwithstanding anything to the contrary in this Agreement, if a claim or claims of any type whatsoever is made after the Closing (relating to periods on or prior to the Closing, and with respect to Section 4(f), relating to periods before, on, or after the Closing) by the Corporation, New Claridge or the Partnership or the successors, assignees, receivers, assignees for the benefit of creditors or trustees in bankruptcy, an unsecured creditor of the Corporation, New Claridge or the Partnership, or any similar person or entity, or any of them upon Webb, DEWNJ or any other directly or indirectly wholly-owned subsidiaries of Webb for the recovery of any amount or property, then all of the obligations and amounts owed by the Partnership, the Corporation and New Claridge to Webb and DEWNJ which are released, forgiven or paid to one or more of the Partnership, the Corporation or New Claridge pursuant to this Agreement (including pursuant to Sections I (c) (4), (5), (8) and (9)), or which are paid by Webb or DEWNJ to the Bank under Section 4(f) and are the obligations of New Claridge, shall (to the extent provided below) conclusively be deemed to be reinstated and never to have been released or forgiven and shall be immediately due and payable, Webb shall (to the extent provided below) have an unsecured claim in the amount equal to the payments made by it under Section I (c)( I ) (not by subrogation to any claim of the Bank, but independent of such claim), Webb shall (to the extent provided below) have full rights of subrogation under
Section 1(c) (2) and the release of such rights of subrogation in Section I (c)
(2) shall conclusively be deemed not to have occurred, and Webb shall have full rights of subrogation for any sums it has paid under Section 4(f), but in each and every case only (i) to the extent such obligations and amounts may be used to offset fully, as a complete defense or as a full recoupment with respect to, such claim or claims, and (ii) to the extent such offset, defense or recoupment is not available, in an amount which, when collected, will be equal to that paid or to be paid on and in respect of such claim or claims. In addition to the foregoing, if a claim or claims of any type whatsoever is made after the Closing, by Webb or its successors, assigns or trustee in bankruptcy upon the Bank for payment or recoupment of the amount paid to the Bank under Section I
(c)(1) or Section 4(a) hereof and the Bank pays all or part of said amount by reason of (x) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (y) any settlement or compromise of any such claim effected by the Bank with any such claimant or in order to permit the Bank to participate in distributions of the estate of any debtor in a bankruptcy or similar proceeding, then, and in any such event, the loan under the Loan Agreement shall be increased by an amount equal to the amount so paid by the Bank as if said amount had not been received by the Bank.

         (c) The actions to be taken, and events deemed to have occurred, at the Closing, are as follows:

         (1) (i) Webb shall pay to the Bank, in satisfaction of Webb's obligations under the Collection Guaranty, an amount equal to (A) $19,500,000, minus (B) the amount (not exceeding $5,000,000) paid by Webb to Manufacturers Hanover Bank and Trust Company, ("MHT"), under paragraph (2) of this Section l(c), plus (C) the amount, if any, by which $10,350,000 exceeds the difference of (x) the outstanding principal balance (as of the time immediately prior to the Closing of working capital loans and advances made by Webb or DEWNJ to New Claridge, minus (y) an amount equal to interest, at the respective rates provided in the applicable governing instruments, accruing, after November 30, 1988, on $14,500,000 of the First Mortgage and on all of the MHT Line (defined below) including Switchover Interest (defined below), less any such interest paid directly by Webb or DEWNJ to the Bank or MHT, respectively, and for which neither Webb nor DEWNJ has been reimbursed ( the difference of (x) minus (y)(but not less than zero) shall be referred to as the "Closing Balance"): (ii) in consideration of such payment, the obligation s of Webb under the Collection Guaranty shall be released and the Collection Guaranty terminated (and Webb, by making such payment, waives and releases any right of subrogation against the Partnership and New Claridge, and to any collateral securing the Partnership's or New Claridge's obligations, arising by virtue of such payment), and (iii) the Bank shall apply the entire amount of such payment to reduce the principal amount of the loan under the Loan Agreement.

         (2) Webb shall pay MHT up to $5,000,000 (or such lesser amounts, including letters of credit, as are then outstanding under the MHT Line) in full satisfaction of the obligations of Webb under the Guarantee, dated June 16, 1986, by Webb to MHT (the "MHT Working Capital Guaranty"), and as satisfaction in full of all amounts outstanding under the Promissory Note, dated June 16, 1986, between New Claridge and MHT and under the letter of credit issued by MHT (the "MHT Line") (and Webb, by making such payment, waives and releases any right of subrogation against New Claridge, and to any collateral securing New Claridge's obligations, arising by virtue of such payment, but retaining such rights of reinstatement and subrogation as are provided in the proviso at the end of the second sentence of Section l(b) hereof).

         (3) Subject to the satisfaction of all conditions to lending set forth in the Amended and Restated Loan Agreement referred to in paragraph (7) of this Section l(c), the Bank shall lend to New Claridge under the Revolving Credit Facility (as that term is defined in the Amended and Restated Loan Agreement) the amount referred to in the next sentence, which loan shall in no event exceed
(I) $5,000,000, plus (ii) an amount equal to the amount by which at the Closing the outstanding principal balance of the loan under the Loan Agreement is reduced to less than $75,000,000, plus (iii) the amount of the Additional Commitment as defined in Section 4(f) hereof, plus (iv) certain additional amounts within the Revolving Credit Facility Commitment as defined in the Amended and Restated Loan Agreement. Whether or not such loan is made in whole or in part, New Claridge shall pay to Webb an amount equal to the amount, if any, by which at the Closing the Closing Balance exceeds $10,350,000, plus interest accrued and unpaid through the Closing on that portion of the aggregate outstanding principal balance of such working capital loans and advances which during all or any portion of the period from July 1, 1988 through the Closing exceeded $10,350,000 (excluding therefrom, for the computation of interest, from time to time as applicable, amounts which would be included in (y) of Section 1
(c)(1)(I).

         (4) Except as provided in the second sentence of Section 1 (c)(3) and in the proviso at the end of the second sentence of Section 1 (b), Webb and DEWNJ shall release New Claridge from any obligation with respect to working capital loans or advances made by Webb or DEWNJ to New Claridge; and any obligation of New Claridge with respect to such loans or advances shall be terminated: and Webb and DEWNJ shall be released from any obligation to provide, or cause to be provided, to New Claridge working capital funds under the Management Agreement or otherwise; and any and all such obligations shall be terminated.

         (5) (a) To the extent not theretofore paid under Section 4(e) hereof, each of Webb and DEWNJ shall pay to New Claridge the following actually received by Webb or DEWNJ. if any, as principal, fees, interest or lease payments on or after July 1, 1988 that Webb or DEWNJ would not have received had the Closing contemplated by this Agreement occurred on July 1, 1998: (A) management fees, and accrued interest thereon under Articles VI and VIII of the Management Agreement, ( B) maintenance services fees under Section 6.1 of the Maintenance Services Contract, (C) payments of Basic Annual Rent under Section 2.1 of the Ground Lease and Section 2.1 of the Air Rights Lease, ( D) except as provided in the second sentence of section l(c)(3), interest on working capital loans and
(E) payments of principal and interest under the Second Mortgage. In addition to the foregoing, Webb shall pay to New Claridge the amount, if any, by which the amount referred to in clause (y) of the definition of Closing Balance exceeds the amount referred to in clause (x) of such definition.

         (b) Except to the extent previously paid under Section 4(d) hereof, and subject to Section 4(f) hereof, the Partnership shall (I) pay to New Claridge any amount actually received and retained by it, if any, as lease payments under the Combined Operating Lease on or after July 1, 1988, that it would not have received and retained had the transactions contemplated by this Agreement occurred on July 1, 1988, and (ii) lend to New Claridge on a subordinated basis against delivery by New Claridge to the Partnership of a note in the form of Exhibit Y hereto, all other cash or cash equivalents remaining in the Partnership after giving effect to the payment referred to in clause (I) of this Section l(c)(5)(b), except to the extent that such amounts are actually needed to pay expenses incurred through or at the Closing.

         (6) New Claridge shall pay to the Bank an amount equal to all cash on hand at New Claridge at the time of the Closing, other than the "Opening Bankroll" (as such term is defined in the form of Amended and Restated Loan Agreement referred to in paragraph (7) of this Section 1 (c) ) after giving effect to adjustments, refunds or returns of payments to adjust the transactions contemplated by this Agreement as if such transactions had occurred on July 1, 1988 (including, without limitation, the amounts paid to New Claridge under Section 1 (c) (5) (b) (I) hereof and the amounts, if any, loaned to New Claridge under Section l(c)(5)(b)(ii) hereof, except to the extent such sums were already paid to the Bank under Section 4(f) hereof); and the Bank shall apply the entire amount of such payments to reduction of the principal amount of the loan under the Loan Agreement. The amount of principal paid on the loan under the Loan Agreement from and after July 1, 1988 through the time immediately prior to Closing shall not be adjusted to July 1, 1988.

         (7) The Bank shall execute and deliver to New Claridge, and New Claridge shall execute and deliver to the Bank, an amendment and restatement of the Loan Agreement substantially in the form of Exhibit A hereto (the Loan Agreement, as amended by such amendment and subsequently amended from time to time, is herein referred to as the "Amended and Restated Loan Agreement").

         (8) Subject to the proviso at the end of the second sentence of Section l(b) hereof, DEWNJ shall release New Claridge and the Partnership from all obligations under the Second Mortgage, and from all obligations secured thereby, including all principal thereof and all accrued and unpaid interest thereon; the Second Mortgage and the obligations secured thereby shall be terminated; and DEWNJ shall deliver to the Partnership an instrument of satisfaction in the form of Exhibit B hereto duly executed on behalf of DEWNJ and in recordable form and such termination statements as the Partnership shall reasonably request. The Partnership and New Claridge hereby acknowledge that the release by DEWNJ of the Second Mortgage and the obligations secured thereby shall not reduce the principal balance due under the Wraparound Loan Agreement and the obligations secured thereby.

         (9) Except as otherwise provided in Section 10 and in the proviso at the end of the second sentence of Section 1 (b), DEWNJ shall release New Claridge from any obligation with respect to all amounts then or thereafter payable under the Management Agreement, including, without limitation, all accrued and unpaid management fees, and interest thereon; and the Management Agreement shall be terminated.

         10) Webb shall deliver to the Corporation a consent in the form of Exhibit C hereto, in its capacity as holder of all the issued and outstanding shares of Class B Common Stock of the Corporation, consenting to the amendment to the Certificate of Incorporation of the Corporation in the form of Exhibit D hereto (the "Charter Amendment"), and such delivery shall be deemed to occur immediately prior to all payments by Webb or DEWNJ under Sections 1(c)(1), 1(c)(2) and 1(c)(5) hereof.

         11) DEWNJ shall deliver to the Partnership deeds in the forms of Exhibits E-1 and E-2 hereto, subject to such title encumbrances and warranties as the parties shall agree, duly executed by DEWNJ, conveying all of DEWNJ's right, title and interest in the real property described on Exhibit F hereto and the related air rights, and an instrument in the form included in Exhibit E-3 hereto assigning, the related easement agreement, and New Claridge shall pay the transfer and other taxes attendant to such conveyances. The Brighton Park Maintenance Agreement (as amended to the date hereof, the "Brighton Agreement"), shall be assigned to New Claridge pursuant to an instrument in the form of Exhibit E-4, effective July 1, 1988, and New Claridae shall assume Webb's and DEWNJ's obligations, if any, under the Brighton Agreement, including, but not limited to, obligations payable on or after July 1, 1988, but excluding obligations payable prior to July 1, 1988, and shall indemnify Webb and DEWNJ against, hold them harmless from and promptly reimburse them for the obligations so assumed.

         12) The Partnership shall duly execute and deliver to New Claridge, and New Claridge shall duly execute and deliver to the Partnership, an amendment to the Operating Lease and the Expansion Operating Lease in the form attached hereto as Exhibit G.

         13) The Partnership shall execute and deliver to New Claridge, and New Claridge shall execute and deliver to the Partnership, an amendment to the Wraparound Mortgage and the Wraparound Mortgage Loan in the form of Exhibits H-1 and H-2 hereto, respectively.

         14) Atchley and Heetland, or such other person or persons acceptable to the Partnership, the Corporation and New Claridge, shall execute and deliver to the Partnership an instrument in the form of Exhibit I hereto.

         15) Each of the General Partners and the New General Partners shall execute and deliver, as general partners of the Partnership, an amendment to the Partnership Agreement in the form of Exhibit J hereto; and one of the New General Partners shall execute such amendment as attorney in fact for the limited partners of the Partnership. Such amendment shall provide, among other things, that (i) the compensation payable by the Partnership to the General Partners during the period from January 1, 1989 through the earlier of the closing of the Golden Nugget Transaction or the Closing Date shall equal $103,000 for each Individual General Partner, and (ii) the interests of the Individual General Partners in the Partnership shall be converted to an aggregate of not more than a one percent limited partnership interest in the Partnership, and they shall thereupon cease to be general partners of the Partnership. No payment not provided for in the Partnership Agreement shall be made by the Partnership to the Individual General Partners (in their capacities as such) other than the payments described above and distributions and returns on capital provided for in the Partnership Agreement. At the earlier of the closing of the Golden Nugget Transaction or the Closing Date (but not before the date that the payment described in clause (I) of this paragraph (15) has been made in full), the Partnership shall demand payment from each Individual General Partner, and each Individual General Partner shall pay, the principal amount of all promissory notes given by such Individual General Partner to the Partnership. If, in the future, the Individual General Partners shall receive a distribution from the Partnership, whether as General Partners or Limited Partners, they shall pay to the Partnership for distribution to the partners of the Partnership the distribution received to the extent that $103,000 exceeds the compensation which the Individual General Partners would have received under
Section 5.2A of the Partnership Agreement from January 1, 1989 through the date on which they ceased to be general partners of the Partnership had the Partnership Agreement not been amended in the manner set forth above.

         16) Each of the Partnership, the Corporation and New Claridge shall execute and deliver to the Bank all documents, instruments and agreements required to be executed and delivered by it as a condition to the effectiveness of the Amended and Restated Loan Agreement.

         17) DEWNJ shall be deemed to have assigned the Maintenance Services Contract to New Claridge, which hereby assumes the same; and DEWNJ shall be deemed released from any obligation under the Maintenance Services Contract.

         18) The Cross Option Agreement shall be terminated,

         19) The Partnership and New Claridge each shall duly execute and deliver to the other an instrument in the form of Exhibit L hereto terminating the Land Option Agreement.

         20) The Casino Expansion Agreement, dated as of October 31, 1983, among the Corporation, the Partnership, DEWNJ and Webb, to the extent that it is any longer of any force or effect, shall be deemed terminated.

         21) Webb shall execute and deliver to each of the Individual General Partners, and each of the Individual General Partners shall execute and deliver to Webb, amendments in the forms of Exhibits M-1, M-2 and M-3 hereto to the Indemnity Agreements, each made October 31, 1983, among Webb, DEWNJ and each Individual General Partner.

         22) The Undertaking, dated October 31, 1983, of Webb to New Claridge shall he deemed terminated.

         23) The Partnership or New Claridge, as the case may be, shall duty execute and deliver to Webb or DEWNJ, as the case may be, such assignments or termination statements as shall be reasonably necessary to reflect the assignment or termination of obligations of Webb or DEWNJ to the other parties hereto as contemplated by this Agreement and the Bank shall execute and deliver to DEWNJ such termination statements with respect to liens on property of DEWNJ released by the Bank as Webb shall reasonably request.

         24) Subject to any contrary agreement in writing entered into among Webb, DEWNJ, the Bank and its participating banks, all subordination agreements between DEWNJ or Webb and the Bank shall be deemed terminated.

         25) The Ground Lease and the Air Rights Lease shall each be terminated; and DEWNJ and the Partnership shall duly execute and deliver instruments in the forms included in Exhibits N-1 and N-2 hereto regarding such terminations.

         26) The Guaranty and Undertaking, dated October 31, 1983, of Webb to New Claridge shall be deemed terminated.

         27) The Guaranty and Undertaking, dated October 31, 1983, of Webb to the Partnership shall be deemed terminated.

         28) Atchley shall submit his resignation as a director of the Corporation and New Claridge, effective the Closing Date.

         29) New Claridge shall duly execute and deliver to the Bank, Subordination Agreements in the forms of Exhibits 0-1 and 0-2 hereto and the Partnership shall consent thereto.

         30) To the extent any amounts are owing thereunder, DEWNJ shall release New Claridge from any obligation under the Promissory Note, dated October 31, 1983, from New Claridge to DEWNJ, in the amount of $500,000, including any accrued interest thereon, and DEWNJ shall deliver to New Claridge such Promissory Note marked "canceled" or, if DEWNJ is unable to deliver such Promissory Note, an instrument of indemnification, duly executed by DEWNJ.

         31 ) Webb shall deliver to the Corporation for cancellation the certificate(s) evidencing all of the issued and outstanding shares of Class B Common Stock in the Corporation.

         32) Each of the Individual General Partners shall resign as an officer and director of AC Boardwalk and shall transfer to the New General Partners, in such proportion as the New General Partners shall agree, all shares of common stock of AC Boardwalk owned by them, for a price of $10.00.

         (d) To the extent that the taking of any action or occurrence of any event contemplated by Section l(c) would require any consent or waiver by, or any notice to. any party to this Agreement under any other agreement relating to the Claridge (other than the conditions precedent to the Amended and Restated Loan Agreement), to which such party and any other party to this Agreement are parties, or would give any right to damages or otherwise, such requirement shall be deemed satisfied and there shall be no right to damages or other relief.

         (e) New Claridge may use the name "Webb" for a period of one year from the date of this Agreement, provided that such name may not be used on exterior signs or stationery after the Closing Date, no new goods or supplies purchased by or for the Partnership, New Claridge or the Corporation or their successors or assigns after the date hereof may bear the name "Webb" and, subject to the foregoing chips may bear the name "Webb" until December 31, 1993. New Claridge and the Corporation jointly and severally agree to hold Webb and DEWNJ harmless from. and defend Webb and DEWNJ against and indemnify them from, and upon demand reimburse them for, any cost or expense ( including costs of investigation and defense and attorneys' fees) which they incur or to which they are exposed by virtue of the use by New Claridge of the name "Webb" after the date of the Closing. Webb and New Claridge will each pay one-half of the cost of replacing exterior signs and unused stationer, bearing the Webb name at the Closing, up to a maximum payment by Webb of $55,000.

         (f) The obligations of Webb under any existing loyalty agreements with employees of the Corporation and New Clairidge are not affected by this Agreement or any agreement or document delivered in connection herewith and shall be obligations of Webb alone and not of the Corporation or New Claridge.

         (g) For the purposes of any calculation of interest accrued or paid on the MHT Line under this Agreement, on any day after November 30, 1988 on which $5,000,000 exceeds the sum of the outstanding principal balance of the MHT Line and the undrawn amount of letters of credit outstanding under the MHT Line (such excess, the "Gap") there shall be deemed included as such interest on the MHT Line, interest accrued on that portion of the outstanding principal under DEWNJ's working capital line which (i) exceeds $10,350,000 on such day, and (ii) is not in excess of the Gap ("Switchover Interest").

2.       New Jersey Casino Control Act.

         Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be deemed to include all provisions required by the New Jersey Casino Control Act (the "Act"), and shall be conditioned upon the approval of the Commission. To the extent that anything in this Agreement is inconsistent with the Act, the provisions of the Act shall govern. All provisions of the Act, to the extent required by law to be included in this Agreement, are incorporated by reference as if fully restated in this Agreement.

3.       Conditions.

         The obligations of each of the parties hereto to take the actions at the Closing, and the occurrence of the events to occur at the Closing, as provided in Section 1 hereof are subject to satisfaction, at or prior to the time of Closing, of the following conditions:

               (a) Receipt from governmental authorities or agencies (including, without limitation, federal and state securities authorities or agencies) and continued availability of all such consents, approvals, exemptions or authorizations as may be required with respect to the execution and delivery of the agreements, instruments and documents, and the taking of the actions, contemplated by this Agreement.

               (b) Two-thirds in interest of the Limited Partners of the Partnership shall have given their consent to the restructuring contemplated herein, the amendment of Partnership Agreement described herein, the admission of the New General Partners, and other matters the approval of which is necessary to effect the transactions contemplated hereby, including Section 6A(h) if applicable.

               (c) The holders of two-thirds of the outstanding Class A Common Stock of the Corporation shall have given a proxy approving the restructuring, the Charter Amendment, and other matters the approval of which is necessary to effect the transactions contemplated hereby, including Section 6A(h) if applicable.

               (d) Prior to the time that materials are sent to Limited Partners and shareholders soliciting the consents and releases contemplated by Sections 3( b) and 3(c) hereof, the General Partners and the directors of the Corporation shall have received such legal, tax. financial and investment banking opinions (provided that the same investment banking firm is retained bv the Corporation and the Partnership) as they believe necessary, including financial forecasts of the operations of New Claridge, together with a review report of such forecasts of Zolfo, Cooper & Co., indicating the forecasted net cash flow, after giving effect to the transactions contemplated by this Agreement, for each month from and including November 1988 to December 1989; and this condition shall be deemed satisfied as to the General Partners and as to the directors of the Corporation at such time as such materials are sent by, the Partnership and the Corporation to the Limited Partners and the shareholders, respectively.

               (e) Opinions, dated the Closing Date, from Rogers & Wells, as counsel to New Claridge, addressed to New Claridge, the Partnership, the Bank, the Corporation, Webb and DEWNJ, Gibson, Dunn & Crutcher, as counsel to Webb and DEWNJ, addressed to New Claridge, the Partnership, the Bank, the Corporation, Webb and DEWNJ, Orloff, Lowenbach, Stifelman & Siegel, as counsel to the Partnership, addressed to New Claridge, the Partnership. the Bank, the Corporation, Webb and DEWNJ, Scheider & Wiener, as counsel to the Bank, addressed to the Bank and its loan participants and Ribis, Graham, Verdon & Curtin, as special gaming counsel to New Claridge, the Corporation and the Partnership, addressed to New Claridge, the Partnership, the Bank, the Corporation, Webb and DEWNJ, shall have been delivered by such Counsel in the respective forms attached hereto as Exhibit U. A party to whom any of such opinions is addressed may waive delivery of such opinion as a condition of such party's obligations under this Agreement.

               (f) As a condition to the obligations of the Bank only under this Agreement, all of the conditions set forth in paragraph (a) and paragraphs (c) through (o), inclusive, of Section 4.1 of the Amended and Restated Loan Agreement shall have been satisfied in full or, to the extent not satisfied, waived by the Bank in writing.

               (g) MHT shall have delivered to Webb and New Claridge an instrument in the form of Exhibit V, duly executed by MHT, releasing Webb and New Claridge from any obligation with respect to, and terminating, the MHT Working Capital Guaranty and the MHT Line, respectively.

               (h) Marine Midland Bank, N.A., Western Savings and Loan Association, Security Pacific National Bank and Home Federal Savings and Loan shall have delivered consents, duly executed by each of them, in the form of Exhibit W hereto.

               (I) As a condition to the obligations of the Bank only, upon the occurrence of the events contemplated by Section l(c) hereof, the principal amount of the Term Loan under the Amended and Restated Loan Agreement shall not exceed $74,500,000. As a condition to the obligations of the Partnership only, upon the occurrence of the events contemplated by Section l(c) hereof, the principal amount of the Term Loan under the Amended and Restated Loan Agreement shall not exceed $77,500,000.

               (j ) All parties hereto shall have taken the actions and executed and delivered the documents and made the payments contemplated by
         Section 1 of this Agreement.

               (k) Webb, DEWNJ, the Bank and the participants in the loan secured by the First Mortgage shall have entered into an agreement allocating among them the risks related to the bankruptcy of New Claridge, the Corporation and the Partnership.

               (l) As a condition to the obligations of the Bank hereunder only, Webb shall have performed its obligations under Section 4 hereof.

               (m) Two-thirds in interest of the Limited Partners and the holders of two-thirds of the Class A Stock of the Corporation shall have executed a Release and Settlement Agreement in the form of Exhibit R hereto, with such non-material changes as Webb may make therein and, subject to the consent of the other parties hereto entitled to the benefit thereof for changes which are material, which consent shall not be unreasonably withheld.

               (n) New Claridge, the Corporation and the Partnership shall have received releases from Webb and DEWNJ in such forms as the parties shall agree, and the Bank and the participants in the loan secured by the Amended and Restated Loan Agreement shall have received releases from Webb, DEWNJ, New Claridge, the Partnership and the Corporation in such forms as the parties shall agree.

               (o) As a condition to the obligations of the Corporation, New Claridge and the Partnership only, each of the banks which is a participant in the loan secured by the First Mortgage shall have executed and delivered to New Claridge an inducement letter in the form of Exhibit X hereto.

4.       Certain Obligations.

         (a) During the period (the "Interim Period") beginning on the date of execution and delivery by all parties hereto of this Agreement ( the "Execution Date") and ending at the time immediately preceding the time of the earliest of the Closing, the closing of the Golden Nugget Transaction or termination of this Agreement under Section 11 (m), Webb shall (i) continue to fund workin capital advances to the extent it is obligated to do so under the Management Agreenient (but only if, with respect to each such advance, Webb receives from New Claridge the certificate referred to below in this paragraph ) continue to defer and cause DEWNJ to continue to defer payment of amounts required to be paid by Webb or DEWNJ at Closing pursuant to Section 1 (c) ( 5) hereof, to the extent that such amounts would otherwise become due and payable during such period, and ( iii ) to the extent that New Claridge has no availability under DEWNJ's working capital line, pay to the Bank and to MHT (or to DEWNJ for Switchover Interest), as and when due, interest on $14,500,000 of the outstanding principal balance of the loan secured by the First Mortgage and interest on the outstanding principal balance of the MHT Line (including Switchover Interest), to the extent such interest both accrues and is payable from December 1, 1988 through and including Closing; provided, however, that if there is subsequent availability under DEWNJ's working capital line, Webb will be reimbursed for such payments to the extent of such availability with the proceeds of drawings under such working capital line. Working capital advances made by Webb or DEWNJ from and after the Execution Date and until the Closing shall be included in the calculation of the Closing Balance to the extent that New Claridge shall have certified to Webb or DEWNJ and to the Bank in writing that the proceeds of such advance were to be applied to purposes permitted under Section 5.12 of the Amended and Restated Loan Agreement (assuming that such agreement were in effect) or to make such payments of principal and interest under the loan secured by the First Mortgage and interest on the MHT Line and the DEWNJ working capital line, and shall otherwise be excluded from the calculation of the Closing Balance. Without investigation, Webb shall be entitled to rely conclusively on certificates given by New Claridge pursuant to this Section 4, which certificates shall be in the form specified by the Bank, and shall not be obligated to make any working capital loan until such a certificate covering the loan to be made is received. Repayments of principal of the working capital line made by New Claridge during the Interim Period shall be deemed to be applied first to advances which are includible in the Ciosing Balance.

         (b) During the Interim Period, any amounts that would be deferred under the Wraparound Mortgage if the transactions contemplated hereby occur shall be deferred from the date hereof until the date of the Closing.

         (c) During the Interim Period, the Partnership shall defer payment of all amounts it is entitled to receive from New Claridge pursuant to the Combined Operating Lease other than amounts necessary to pay all of the Partnership's non-deferred expenses during the Interim Period, such non-deferred expenses to include interest on the loan under the Wraparound Loan Agreement to the extent necessary to cover interest on the loan under the Loan Agreement, payments due under the Maintenance Services Contract, or any notes issued thereunder, which are not deferred under Section 4(a)(ii) hereof, payments due to DEWNJ or any other party hereunder which are not deferred under Section 4 hereof, payments to the General Partners under the Partnership Agreement as amended by Section 1
(c)( 15) hereof, and all general and administrative expenses, including salaries, office rental, leaal and accounting fees and other expenses which are required to be paid by the Partnership pursuant to existing agreements or the terms hereof or which are necessary or desirable to effectuate the transactions contemplated hereunder.

         (d) Within five business days following the satisfaction of the conditions set forth in Sections 3(b) and 3(c) hereof, and whether or not any other conditions set forth in Section 3 shall have been satisfied and so long as this Agreement shall not have been terminated in accordance with Section 11 (m) hereof, subject to paragraph (f) of this Section 4, the Partnership shall make the loan contemplated by Section l(c)(5)(b)(ii) hereof and shall make the payment referred to in Section l(c)(5)(b)(i) hereof, provided that should the Closing not occur, nor a transaction contemplated by the third sentence of
Section 6( a ) or by Section 6A(d) close, then upon termination of this Agreement New Claridge shall repay within ten days to the Partnership the amounts lent by the Partnership to New Claridge under this Section 4(d).

         (e) On November 30, 1988, so long as this Agreement shall not have been terminated in accordance with Section 11(m) hereof, Webb and DEWNJ shall pay to New Claridge any. and all amounts described in Sections 1 (c)( 5)(a)(B) and 1
(c)(5)(a)(C) hereof; provided that should the Closing not occur, nor a transaction contemplated by the third sentence of Section 6( a ) or by Section 6A(d) close, then upon termination of this Agreement New Claridge shall repay within ten days to Webb and DEWNJ the amounts lent by Webb and DEWNJ to New Claridge under this Section 4(e).

         f) In the event that at any time during the interim Period New Claridge shall have fully utilized all availability under DEWNJ's working capital line and the MHT Line (DEWNJ's working capital line and the MHT Line, hereinafter collectively referred to as the "Existing Lines"), Webb and/or DEWNJ shall have, to the extent required under Section 4(a)(iii) of this Agreement, paid interest on the MHT Line (including Switchover Interest) and $14,500,000 of the loan under the Loan Agreement (such payments of interest, the "Required Interest Payments"), and the conditions set f'orth in Section 4.2 of the Amended and Restated Loan Agreement (assuming for such purpose that such Amended and Restated Loan Agreement were in effect, and without regard to any default or Event of Default under Section 7. 1 (g)( 1) thereof) is satisfied, then, subject to the terms and conditions of lending to be provided in the Interim Bank Agreement, the Bank shall lend to New Claridge, on a revolving loan basis

(provided, that no borrowing shall be made under the Interim Bank Agreement unless at the time of each borrowing all sums available under the Existing Lines shall have been utilized by New Claridge, and, except as otherwise consented to by the Bank, all Required Interest Payments shall have been made), such sums as shall be required at such time by New Claridge for the purposes set forth in
Section 5.12 of the Amended and Restated Loan Agreement (assuming for such purpose that the Amended and Restated Loan Agreement were in effect), other than for amounts which are deferred under this Agreement, until the aggregate principal amount outstanding under the Interim Bank Agreement shall be $5,000,000, so long as, prior to making the initial advance under the Interim Bank Agreement (without limiting the requirement that all other terms and conditions under the Interim Bank Agreement shall have been satisfied) Webb shall have executed and delivered to the Bank an unconditional guaranty (in form, scope and substance satisfactory to the Bank and consistent in all material respects with this Section 4(f)) of payment and performance of all obligations of New Claridge under the Interim Bank Agreement incurred through the Closing and certain borrowings incurred under the Amended and Restated Loan Agreement to the extent set forth below (the "Webb Guaranty"), and Webb. hereby agrees to execute and deliver the Webb Guaranty. For the purposes of this Agreement, the term "Interim Bank Agreement" shall mean a revolving credit agreement to be entered into between New Claridge and the Bank establishing a revolving credit facility in favor of New Claridge for loans not exceeding $5,000,000 in principal amount outstanding at any one time (as reduced from time to time as described below, the "Interim Commitment"), the terms and conditions of which shall be substantially the same as those provided for the "Revolving Credit Facility" under the Amended and Restated Loan Agreement, with such changes as the Bank may reasonably require. The obligations of New Claridge under the Interim Bank Agreement shall be cross-defaulted with the Loan Agreement, shall mature on the earliest to occur of (i) the Closing, and (ii) the termination of this Agreement under Section 11(m) hereof, and shall be secured by the collateral which secures the obligations under the Loan Agreement. It is understood that the initial Revolving Advance, if any, under the Amended and Restated Loan Agreement shall refinance the loans under the Interim Bank Agreement, and the Revolving Credit Facility Commitment under the Amended and Restated Loan Agreement shall be increased over the amount of the Basic Revolving Credit Facility Commitment thereunder in an amount necessary to accomplish such refinancing (the amount of such increase, as reduced from time to time as set forth below, the "Additional Commitment"). Webb's liability under the Webb Guaranty, as to principal, shall not exceed $5,000,000 under the Interim Bank Agreement or the amount of the Additional Commitment, as applicable, and shall apply to all borrowings under the Interim Bank Agreement through the Closing and the amount of the initial Revolving Advance on Closing under the Additional Commitment, to the extent that the proceeds of such initial Revolving Advance were used to refinance such borrowings under the Interim Bank Agreement (the amount of outstanding principal under the Interim Bank Agreement as of the Closing (as refinanced, if applicable, with the proceeds of the initial Revolving Advance under the Additional Commitment) covered by the Webb Guaranty is hereinafter referred to as the "Webb Exposure"), and borrowings thereafter under the Amended and Restated Loan Agreement to the extent that such borrowings from time to time, (A) (i) when added to the outstanding principal balance thereunder shall not cause the Revolving Loan thereunder to exceed (x) the sum of the amount of the Basic Revolving Credit Facility Commitment (as originally defined or as such definition may be amended with the consent of
Webb) in effect from time to time under the Amended and Restated Loan Agreement plus the Additional Commitment less (y) the amount by which the outstanding principal balance under the Interim Bank Agreement as of the Closing, and after giving effect thereto (but without giving effect to the refinancing thereof with the initial Revolving Advance under the Additional Commitment), exceeded the Interim Commitment as of such time (such excess, the "Overadvance"), and (ii) are used for the purposes set forth in Section 5.12 of the Amended and Restated Loan Agreement, of principal of any loans under the Amended and Restated Loan Agreement or (B) excluding the payment after August 31, 1989 and until the outstanding principal balance of the Revolving Loan has been reduced to an amount equal to the Webb Exposure in effect at August 31, 1989, (i) do not cause the outstanding principal balance of the Revolving Loan to exceed the principal balance thereof outstanding on August 31, 1989, (ii) do not exceed, in the aggregate, to the extent that any such Revolving Advance caused the outstanding principal balance of the Revolving Loan to exceed the Basic Revolving Credit Facility Commitment in effect at the time of such Revolving Advance, the aggregate amount of paymcnts received after August 31, 1989 under Section 3. 1
(c) or the Amended and Restated Loan Agreement (excluding those payments which caused a reduction in the Webb Exposure) and (iii) are used for the purposes described in clause (A)(ii) of this sentence. In addition to principal as set forth above, Webb shall be obligated under the Webb Guaranty for costs, fees and expenses and, as to principal covered by the Webb Guaranty, interest on such principal. Payments of principal under the Interim Bank Agreement (other than (x) payments representing the proceeds of the initial Revolving Advance under the Amended and Restated Loan Agreement and (y) payments under Section 3.1(c) of the Amended and Restated Loan Agreement, except as otherwise provided in Section 3.1(c) or Section 3.1(e) thereof) or under the Amended and Restated Loan A-reement shall reduce the Webb Exposure dollar for dollar to the extent that such payments are made in respect of or due to prior or contemporaneous reductions in the Interim Commitment or in the Additional Commitment under the Amended and Restated Loan Agreement, as the case may be, and such reductions in the Webb Exposure and the Webb Guaranty shall be permanent. All amounts payable and to be loaned by the Partnership to New Claridge under this Agreement (including, without limitation, under Section 4(d) and Section l(c)(5) hereof) shall be paid by the Partnership directly to the Bank in permanent reduction of the Interim Commitment to the extent of outstanding principal amounts thereunder (as certified by the Bank) and New Claridge hereby irrevocably directs the Partnership to make such direct payment and the excess shall be paid or loaned to New Claridge as otherwise provided under Section 4(d) hereof. In any event the maximum amount of the Interim Commitment shall be reduced by the amount of $2,600,000 on the date that payment is due by the Partnership under Section 4(d) hereof. It is contemplated that the Revolving Credit Facility Commitment under the Amended and Restated Loan Agreement shall be permanently reduced on August 31, 1989 by the amount of the Additional Commitment as then in effect. Additionally, (A) each payment of principal in respect of the Revolving Loan under the Amended and Restated Loan Agreement at any time when any portion of the Overadvance is outstanding (including, without limitation, payments under Section 3. 1 (c) of the Amended and Restated Loan Agreement) shall first be applied against such portion of the Overadvance, and shall permanently reduce the Additional Commitment (as in effect immediately prior to such payment) by the amount of such payment, and (B) each payment of principal in respect of the Revolving Loan under the Amended and Restated Loan Agreement at any time when no portion of the Overadvance is outstanding (including, without limitation, payments under Section 3.1(c) of the Amended and Restated Loan Agreement) which results in the outstanding principal balance of the Revolving Loan (excluding, from the computation of such outstanding principal balance any portion thereof outstanding under clause (iv) of the definition of the Revolving Credit Facility Commitment under the Amended and Restated Loan Agreement as originally defined or as such definition may be subsequently amended with the consent of Webb) being less than the amount of the Additional Commitment (as in effect immediately prior to such payment) shall permanently reduce the Additional Commitment by the amount by which the Additional Commitment (immediately prior to such payment) exceeds the outstanding principal balance of the Revolving Loan (excluding such portion and after giving effect to such payment). Payments (including, without limitation, payments under Section 3. I (c) of the Amended and Restated Loan Agreement) received by the Bank following the commencement of any bankruptcy or similar proceedings involving New Claridge or the Partnership as debtor or through the enforcement of remedies (other than acceleration and demand for payment in the absence of enforcement of other remedies) by the Bank shall be applied first to (i) amounts of any outstanding Overadvance, ( li) next, any outstanding, principal thereunder to the extent to which such principal was outstanding under aggregate availability thereunder (including, without limitation, the Term Loan) in excess of the Webb Exposure, and (iii) next, principal thereunder in reduction of the Webb Exposure, and (iv) last, such obligations as the Bank shall determine; provided, however, that nothing contained in this sentence or elsewhere in this Agreement shall be deemed to require the Bank to seek to enforce or to enforce any remedies against any person or any property as a condition to seeking payment under the Webb Guarantee.

         (g) The Bank hereby defers until the earlier to occur of (i) the occurrence of an Event of Default under the Loan Agreement or under tile Amended and Restated Loan Agreement (assuming the Amended and Restated Loan Agreement were in effect), (ii) the date on which this Agreement is terminated in accordance with Section 11(m) hereof, and (iii) the Closing, all payments or prepayments of principal under Section 2.5(a) of the Loan Agreement which would otherwise be payable during the period beginning on December 1, 1988 and ending on and including the earliest to occur of (q) March 3 1, 1989, or (r) the earliest to occur of the dates specified in clauses (i), (ii) or (iii) above. In the event that the Closing occurs, the amount of principal payments or prepayments so deferred shall be part of the outstanding principal balance of the "Term Loan" as such term is defined in the Amended and Restated Loan Agreement and shall be subject to repayment as provided therein.


5. Post-Closing Obligations. If the Closing contemplated by Section I hereof occurs,

         (a) DEWNJ shall, from and after the Closing Date, maintain a license from the Commission to operate a casino with respect to the Claridge unless no longer required to do so by the Commission.

         (b) Unless (i) if DEWNJ is required to hold a gaming license issued by the Commission with respect to the Claridge, it fails to hold such license, (ii) the Partnership and the Corporation have irrevocably paid the Trustee (as hereinafter defined), in the aggregate, an amount sufficient to pay Webb, after giving effect to amounts to be paid to Releasing Investors (as hereinafter defined), $20,000,000 plus 15% interest thereon, compounded quarterly, from and including December 1, 1988, as provided in Section 6 hereof (the "Webb Payment"), and (iii) no person or group of persons, as defined in Section 13(d)(3) and Rule 13d-3 under the Securities Exchange Act of 1934 (hereinafter, a "Group"), except Webb and its affiliates, holds in the aggregate more than 50% of the outstanding shares of Class A Stock of the Corporation (or any successor to the Corporation) or, other than the Corporation, of the outstanding shares of New Claridge, the Corporation shall (w) give Webb at least 120 days' notice of the date on which its next annual meeting of shareholders is to be held, (x) recommend that, and include as a nominee in proxy solicitation materials mailed to its shareholders in connection with that annual meeting, such person, if any, as Webb may designate in writing to the Corporation, within 30 days of receiving such notice, be elected as a director of the Corporation, (y) if at any time a person so designated by Webb is not serving as a director of the Corporation and New Claridge, give Webb the same access to information (including the right to attend meetings of the Board of Directors) regarding the Corporation and New Claridge as would be accorded a director of the Corporation and New Claridge under applicable law, and (z) elect such person as Webb shall designate as a director of New Claridge.

6.       Webb's Contingent Payment.

         (a) Except as provided in Sections 6A and 6(g) hereof, none of the Corporation, New Claridge or the Partnership will make any distribution or payment to any of its partners or shareholders in their capacities as such (other than payments by the Partnership to the General Partners as such. payments by New Claridge to the Corporation while the former is a wholly owned subsidiary of the latter and distributions by the Distributing Trust in accordance with the agreement referred to in Section 6(b) hereof), nor will any of them engage in any merger, reverse merger, combination, consolidation, sale of all or substantially all of its assets (including sale of stock of subsidiaries) or other acquisition transaction, unless there has been (i) compliance with Section 9(c) and (ii) a deposit made to the Distributing Trust referred to below in an amount sufficient to pay to Webb the Webb Payment, and to Releasing Investors (defined below) the amount to be paid to them under
Section 6(e) or 6A( b), whichever is applicable; provided that, subject to
Section 9(c) hereof and to any required consent of the Bank, the Corporation may sell the stock of New Claridge and New Claridge and the Partnership may sell substantially all of their respective assets as long as 100% of the proceeds therefrom and from the other assets of the selling entity remaining after payment of liabilities of the selling entity and expenses of the sale and payments to Webb under Section 10(d), which liabilities and expenses shall be satisfied (other than those owing to any party to this Agreement, but including, in any event, (x) amounts payable pursuant to Section 10(d) hereof, and (y) such amounts as are outstanding under Section 4(f) hereof which are Guaranteed by
Webb), are paid into the Distributing Trust. Notwithstanding the f'oregoing, the maximum amount which is to be paid into the Distributing Trust is an amount sufficient to pay Webb, after giving effect to amounts to be paid to Releasing Investors (defined below), the Webb Payment. Notwithstanding the preceding sentence and the provisions of Section 6(e), should a sale of assets or other transaction permitted by this Section 6(a) (other than one covered by the provisions of Section 6A) be closed prior to the Closing, adjustments will be made in the amount to be distributed to the Distributing Trust so that distributions to Webb under Section 6(e) on account of such sale of assets or other trinsiction will not exceed the amount which would have been distributed to Webb should the Closing have occurred before the closing of the sale of assets or other transaction permitted by this Section 6(a), in the same manner as the adjustments provided for in Section 6A(d). In addition, if any person or Group (other than Webb or its affiliates) by virtue of a tender offer, open market purchases or otherwise, directly or indirectly acquires 50% or more of the limited partnership interests in the Partnership or 50% or more of the outstanding equity securities of the Corporation, then the Partnership, the Corporation and New Claridge will forthwith jointly and severally irrevocably pay to the Distributing Trust an amount sufficient so that there shall be paid to Webb, after payment of Releasing Investors, the Webb Payment. The claim by the Distributing Trust for the payment referred to in this Section 6(a) shall be subordinate to all present and future claims of the Bank against the Partnership, the Corporation and New Claridge under and in connection with the Loan Agreement and the Amended and Restated Loan Agreement.

         (b) The Distributing Trust will. be a trust maintained pursuant to an agreement in form and substance satisfactory to Webb at a bank having a capital and surplus of in excess of $50,000,000, which is organized under the laws of the United States of America or the States of New York, Arizona or California and which is selected by Webb. The Distributing Trust shall terminate at such time as the amount payable to Webb under Section 6(e), Section 6A(c) or Section 6A(d), whichever is applicable, and the amount payable to Releasing Investors under Section 6(e) or 6A(b), whichever is applicable, have each been paid in full, and any fees and expenses of the trustee under the Distributing Trust (the "Trustee") theretofore incurred have been satisfied in full.
         (c) The fees and expenses of the Trustee will be paid one-half by Webb and one-half by deduction from the amounts otherwise distributable from the Distributing Trust to Releasing Investors (but without deduction on account thereof from the amounts distributable to Webb).
         (d) As used in this Section 6, (i) "Releases" means the releases referred to in Section 3(m) hereof, (ii) "Claim Unit" means all rights and claims which could be asserted with respect thereto by a person who has continuously from October 31, 1983, held two units of limited partnership interest in the Partnership and 10,538 shares of Class A Stock of the Corporation (within 30 days after the execution of this Agreement, Webb, the Partnership and the Corporation shall agree upon a method whereby investors (j) who have interests in the Partnership and/or shares of Class A Stock of the Corporation, but not in the proportion of Claim Units, and (k) who give Releases, may participate in an appropriate manner in the Distributing Trust),
(iii) "Releasing Investor" means a person holding one or more Claim Units, or any multiple or fraction of such a Claim Unit, who gives a Release with respect thereto, (iv) "Percentage Interest" of a Releasing Investor means the percentage obtained by dividing the number of Claim Units, or multiple or fraction thereof, as to which such Releasing Investor gives a Release by the total number of Claim Units, and (v) "Five Year Payment" means a payment made to the Trustee under
Section 6( a) hereof which is made within five years of the Closing, or which represents proceeds (including interest thereon) of a sale or refinancing, of all or substantially all of the assets of the Partnership, New Claridge or the Corporation effected pursuant to a definitive agreement of sale (which shall not include option agreements relating to such a sale which are not exercised within such five year period) executed within five years after the Closing.
         (e) Funds deposited in the Distributing Trust shall be invested only in Government securities (as defined in the Investment Company Act of 1940) and, except as provided in Section 6A, shall be distributed as promptly as reasonably possible as follows:
         (1) amounts received in the Distributing Trust which are Five Year Payments shall be distributed:
           (A) to each Releasing Investor in accordance with his Percentage Interest, up to an aggregate distribution to Releasing Investors equal to ( x) the amount of the Five Year Payment, times (y) the aggregate Percentage Interests of all Releasing Investors, and
           (B) the balance to Webb, until such time as distributions totalling $10,000,000 have been made from the Distributing Trust;
         (2) after distributions totalling $10,000,000 have been made from the Distributing Trust, and with respect to all amounts received in the Distributing Trust which are not Five Year Payments, distributions shall be made as follows:

           (A) to each Releasing Investor, an amount equal to one-half of the product of (x) his Percentage Interest, times (y) the amount of the payment being distributed, and
           (B) subject to Section 6(e)(3), the balance to Webb;
         (3) The maximum amount payable to Webb under this Section 6(e) shall be the amount sufficient to pay the Webb Payment in full.

         (f) Webb will pay the legal, accounting, printing, Securities and Exchange Commission filing and blue sky costs which are incurred, and which are in excess of those which would otherwise have been incurred, because the transactions contemplated by this Section 6 may involve the issuance of a security, but with it being understood that the substantive disclosures included as to the Partnership, the Corporation, New Claridge, Webb and DEWNJ would not be different if a security were not involved; provided that the costs of preparing financial statements and audited financial statements which would not have been required if a security were not involved shall be paid by Webb.
         (g) The provisions of this Section 6 shall terminate and be void and of no effect in the event that neither the Closing nor the closing of the Golden Nugget Transaction occurs.

6A.  Golden Nugget Transaction.

         (a) Attached hereto as Exhibit T is a letter agreement between Golden Nugget, Inc. and Webb (the "Letter Agreement") .
         (b) The Corporation, New Claridge and the Partnership will promptly enter into any acquisition type agreement with Golden Nugget, Inc. or its affiliates, not materially inconsistent with the Letter Agreement or this Agreement, as is specified by Webb in its discretion as long as:

               (1) the transaction contemplated thereby (the "Golden Nugget Transaction") will, if completed, have the following effects after utilization of all remaining assets and cash of the Corporation, New Claridge and the Partnership to pay their creditors, other than Webb, DEWNJ and any other subsidiary of Webb:

                  (A) all creditors of the Partnership, New Claridge and the
               Corporation (other than Webb, DEWNJ and any other subsidiary of Webb) will, subject to.any special arrangement which may be made with any such creditor, be paid in full; and

                  (B) no limited partner or general partner of the Partnership, and no officer or director of New Claridge or officer, director or holder of Class A Stock of the Corporation shall have any personal liability under the Golden Nugget Transaction; and

               (2) such agreement. and the consent to the closing thereunder, of limited partners of the Partnership and holders of Class A Stock of the Corporation will be conditioned upon, among other things, there being available from whatever source upon the closing under such agreement, after payment of all creditors of the Corporation, New Claridge and the Partnership (subject to special arrangements which may be made with anv creditors), to be paid to Releasing Investors an amount equal to $13,500,000 times the aggregate Percentage Interest of all Releasing Investors.

         (c) If the Closing has occurred before the closing of the Golden Nugget Transaction, upon the closing of the Golden Nugget Transaction, after the payment to creditors and Releasing Investors provided for in Sections 6A(b)(i) and (ii) and the payment required by Section 10(d), Webb will be paid all remaining funds and assets up to an amount equal to the Webb Payment Plus (A) interest, at the respective rates provided in the applicable governing instruments, accruing and paid directly by Webb or DEWNJ to the Bank or MHT, respectively, after November 30, 1988 on $14,500,000 of the First Mortgage and all of the MHT Line (including Switchover Interest), directly or indirectly through working capital advances, and for which neither Webb nor DEWNJ has been reimbursed; plus (B) $350,000, plus (C) Webb's and DEWNJ's costs and expenses related to entering into this Agreement and the Golden Nugget Transaction, including all expenses the same as or similar to those described in Section 6
(F), plus ( D) the amount which Webb or DEWNJ has actually paid in order to make available the sums paid to Releasing Investors under Section 6A(b)(ii); and any additional funds available will be paid to the Corporation and the Partnership.

         (d) If the Closing has not occurred by the time of the closing of the Golden Nugget Transaction, upon the closing of the Golden Nugget Transaction:

               (i)after the payments required by Sections 6A( b) (i) and (ii), Webb will receive the remaining amounts, up to, but only to the extent if any of, the excess of (A) the Webb Payment, plus (B) $350,000, plus
         (C) interest, at the respective rates provided in the applicable governing instruments, accruing and paid directly by Webb or DEWNJ to the Bank or MHT, respectively, after November 30, 1988, on $14,500,000 of the First Mortgage and on all of the MHT Line and for which neither Webb nor DEWNJ has been reimbursed (including amounts of interest which are included in (y) of the definition of the Closing Balance in Section 1 (c) (1) which have been actually paid by Webb or DEWNJ) plus (D) Webb's and DEWNJ's costs and expenses related to entering into this Agreement and the Golden Nugget Transaction, including all expenses the same as or similar to those described in Section 6(f), plus (E) any amounts which Webb or DEWNJ have actually paid in order to make available the sums to be paid to Releasing Investors under Section 6A(b)(ii), and plus (F) any excess in the outstanding principal balance (as of the time immediately prior to the closing of the Golden Nugget Transaction) of working capital loans and advances made by Webb to New Claridge in excess of $10,350,000 over (G) the amounts which Webb and DEWNJ would have been required to pay under Sections l(c)( 1), l(c)(2) and l(c)(5)(a) (the calculation to be ((A) + (B) + (C) + (D) + (E) +
         (F)) minus (G)),

               (ii) Webb and DEWNJ will forgive the amounts to be forgiven by them pursuant to Section 1, but will not make any of the payments required thereby (and except as provided in this Section 6A(d) no other party shall make any payment or loan contemplated by Section I hereof),

               (iii) the releases and termination of obligations of and by Webb and DEWNJ contemplated by Sections 1 and 7 will be deemed to have occurred,

               (iv) the documents contemplated by Sections l(c)(21), 3(g) and 3(k) will be executed and delivered,

               (v) the First Mortgage shall have been paid in full, the MHT Line will be paid in full, Webb will be released from its obligations under the Collection Guaranty and the Collection Guaranty will be terminated,

               (vi) the payment required to be made by Section 10(d) will be made, and any funds not used for the purposes for which the letter of credit referred to in the second sentence of Section 10(d ) was provided, and any earnings thereon, shall, notwithstanding Section 10(d), be paid over to Webb, and

               (vii) any balance will be paid to the Corporation and the Partnership.

         (e) At or as soon as possible after the closing of the Golden Nugget Transaction, the Corporation, New Claridge and the Partnership will pay in full all of their creditors other than Webb, DEWNJ and any other subsidiary of Webb, each of them will as promptly as possible wind up and dissolve, and none of them will thereafter incur any obligations or liabilities except in connection with the winding up and dissolution. To the extent the funds referred to in clause
(vil) of Section 6A(d) are insufficient, Webb will pay the reasonable expenses of the winding up and dissolution.

         (f) The funds to be distributed to Releasing Investors and Webb pursuant to Sections 6A(b) and 6A(d) will be paid through the Distributing Trust which will be modified to reflect the provisions of Sections 6A(b) and 6A(d).

         (g) If the Golden Nugget Transaction is not accomplished because of a higher or better offer, the proceeds of the higher or better offer or any replacement thereof will be distributed as follows:
               (i) If the higher or better offer is closed prior to the time of the Closing, such proceeds will be distributed pursuant to and in a similar fashion to the distributions provided in Section 6A(d); or,

               (ii) If the higher or better offer is closed after the time of the Closing, such proceeds will be distributed pursuant to and in a similar fashion to the distributions provided in Section 6A(c).

         (h) Notwithstanding anything to the contrary in this Agreement (other than the last sentence of this Section 6A(h)), after the execution of this Agreement the Partnership will promptly submit the Golden Nugget Transaction to its Limited Partners for approval and the Corporation will promptly submit the Golden Nugget Transaction to its shareholders for approval, in each case, on the basis that the Limited Partners of the Partnership and the shareholders of the Corporation (other than the Class B Shareholders) must approve both this Agreement and the transactions contemplated hereby and the Golden Nugget Transaction and that approval of this Agreement and the transactions contemplated hereby without an approval of the Golden Nugget Transaction and the transactions contemplated by the Letter Agreement by the requisite votes necessary to approve both of them will not constitute an approval of any of them. The first sentence of this Section 6A(h) shall terminate in the event that a definitive agreement of the type contemplated by Section 6A(b) hereof has not been entered into on or before the earlier of (f) the date on which the Corporation files with the Securities and Exchange Commission proxy solicitation materials soliciting the proxies contemplated by Section 3(c) hereof, or (g) December 15, 1988.

         (i) In the event that the Golden Nugget Transaction closes prior to the Closing, the Bank shall thereupon be relieved of all of its obligations under this Agreement. The Corporation and the Partnership will use their best efforts to cause the Golden Nugget Transaction to be approved by the requisite number of their equityholders. In the event that the Golden Nugget Transaction is abandoned or terminates due solely to (q) the failure to obtain requisite approval of Limited Partners of the Partnership and Class A Shareholders of the Corporation (unless the first sentence of Section 6(A)(h) shall have terminated) or (r) the breach by any of the Partnership, New Claridge or the Corporation of its obligations under this Agreement with respect to the Golden Nugget Transaction or under the acquisition agreement described in Section 6A(b) hereof, the parties, other than any party in breach under clause (r) of this paragraph (i), shall be relieved of their respective obligations under this Agreement, subject to the provisos to Section 11 (m) (i) hereof as if this Agreement were terminated under that Section.

         (j ) Subject to Section 6, notwithstanding any other provision in this Agreement to the contrary, the Corporation, New Claridge and the Partnership shall each have the right to enter into an agreement to sell all or substantially all of such entity's assets and the Partnership shall have the right to grant an option to purchase all or substantially all of its assets (any such agreement or option being referred to as a "Disposition Agreement") if:

             (i) the Disposition Agreement is executed after the earlier of December 15, 1988 and the date on which the Corporation files with the Securities and Exchange Commission proxy solicitation materials soliciting the proxies contemplated by Section 3(c) hereof; and

             (ii) there has not been presented to the Partnership and the Corporation, prior to the date of execution of the Disposition Agreement, an agreement with Golden Nugget, Inc. or its affiliates implementing the Golden Nugget Transaction which (x) is, in all material respects, consistent with the Letter Agreement, (y) satisfies each of the conditions described in Section 6A(b) hereof and (z) is accompanied by a letter, signed by Webb and DEWNJ, stating that such parties and, to the best of Webb's or DEWNJ's knowledge, Golden Nugget, Inc. or its affiliates are prepared to execute such agreement contemporaneously with execution by the Corporation and the Partnership.

All provisions of Section 6A, other than this Section 6A(j ), shall not apply from the date of execution of a Disposition Agreement that satisfies clauses (i) and (II) above until the date, if any, that such Disposition Agreement is terminated.

7.       Termination of Obligations and Release of WEBB and DEWNJ.

         (a) As used in this Section 7, the following definitions apply.

             "Webb Entity" means any of Webb, DEWNJ, any other directly or indirectly majority-owned subsidiary of Webb and Claridge Limited. "Webb Entities" means any two or more of the foregoing.

             "Claridge Entity" means any of the Partnership, the Corporation and New Claridge. "Claridge Entities" means any two or more of the foregoing.

             "Webb Contracts" means all contracts (including, without limitation, all contracts, agreements, leases, guarantees, subordinations, undertakings, obligations and understandings, whether express or implied, oral or written or any combination of any of the foregoing) (A) to which the parties include both (i) any one or more of the Webb Entities and (ii) any one or more of the Claridge Entities, whether or not any other persons are parties thereto or beneficiaries thereof, or (B) signed by one or more Webb Entities only and of which the beneficiaries include a Claridge Entity. The Webb Contracts exclude this Agreement and the agreements included in the Exhibits hereto.

             "Webb Obligations" means, without limitation, (i) all obligations, liabilities and indebtedness of any Webb Entity or the General Partners (but only to the extent that they are entitled to indemnification by Webb with respect thereto) to any Claridge Entity which exists under or by virtue of any of the Webb Contracts or, without limitation, otherwise, including, without limitation, at law, common law, equity or in any other way whatsoever, and (ii) all obligations, liabilities or indebtedness of any Webb Entity or the General Partners (but only to the extent that they are entitled to indemnification by Webb with respect thereto) existing by virtue of any failure to comply with representations, warranties, covenants or conditions and any contractual or non- contractual duties, liabilities or obligations, in each case whether express or implied, known or unknown, suspected or unsuspected, matured or contingent, past, present or future. Webb Obligations being released shall not include (i) the obligations, liabilities or indebtedness of any Webb Entity under this Agreement or any agreement which is an Exhibit hereto or the execution of which is contemplated hereby, or (ii) any obligation Webb may have to indemnify the General Partners.

         (b) If either the Closing or the closing of the Golden Nugget Transaction occurs, (i) all of the Webb Contracts, other than (except as to a Golden Nugget Transaction) the Maintenance Services Contract, which involve no parties other than Webb Entities or Claridge Entities, or which may otherwise be terminated hereby, are hereby terminated and (ii) as between the Webb Entities and the Claridge Entities, all of the Webb Obligations are discharged, satisfied and released without liability to any person.

         (c) If either the Closing or the closing of the Golden Nugget Transaction occurs, the Claridge Entities hereby forever release and discharge all of the Webb Entities and the General Partners (but only to the extent that they are entitled to indemnification by Webb with respect thereto) from the Webb Obligations and from any and all claims, actions and causes of action, including, but not limited to, claims based upon theories of alter ego, tort, mismanagement, breach of fiduciary duty, unjust enrichment, conversion, misappropriation, tortious interference with contractual relations or, without limitation, otherwise, and any and all obligations, debts, liabilities, demands, judgments, accounts, suits, expenses, costs and damages of whatever kind or nature related thereto, whether accrued or not, known or unknown, suspected or unsuspected, contingent or not, arising from, having their inception in or in any way connected with the Webb Obligations, or any other matter in any way related to Claridge.

8.       Representations.

         (a) Each of the parties hereto hereby represents and warrants to each of the other parties hereto as follows:

             (1) Subject to receipt by such party of any consent, approval or waiver required under any agreement or law, rule or regulation to which such party is subject, such party has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

             (2) If such party is a corporation, the execution and delivery of this Agreement has been duly authorized by all necessary corporate action of such party.

             (3) This Agreement has been duly authorized, executed and delivered by such party and will not breach or violate any provision of law, statute, rule or regulation or any judgment, order, writ or decree of any court or governmental or regulatory agency or body which is applicable to such party, or result in the breach of, or constitute a default under, any material igreement to which Such party is a party or the charter documents of such party.

             (4) Except for the consents, approvals, authorizations and exemptions contemplated by Sections 3(a), 3(b) and 3(c) of this Agreement, such party may execute and deliver this Agreement and consummate the transactions contemplated hereby without the need for any consent, approval or authorization of, or exemption by, any governmental or public body or authority, or by any person, whether pursuant to contract or otherwise.

         (b) The Corporation represents and warrants to each of the other parties to this Agreement that the Board of Directors of the Corporation has (i) authorized the Charter Amendment, (ii) recommended submission, after compliance with applicable laws, of the Charter Amendment to the shareholders of the Corporation for approval, with a recommendation that such amendment be approved, and (iii) directed that the proxies contemplated by Section 3(c) hereof and the Release and Settlement Agreement in the form of Exhibit R hereto be submitted to its shareholders.

         (c) The General Partners hereby represent and warrant to each of the other parties to this Agreement that (i) they have authorized the amendment to the Partnership Agreement set forth in Exhibit J hereto, and (ii) they have directed that the consents contemplated by Section 3(b) hereof and the Release and Settlement Agreement in the form of Exhibit R be submitted to the Limited Partners.

9.       Certain Agreements.

         (a) Each of the parties hereto, other than the Bank, shall use its best efforts, as promptly as reasonably possible, to take all actions as shall be reasonably necessary in order to permit or cause, as the case may be, the satisfaction of the conditions set forth in Section 2 and Section 3(a) hereof, including, without limitation, (i) the filing, if required, by Webb, the Partnership and the Corporation of a Registration Statement with the Securities and Exchange Commission with respect to the solicitation of the releases contemplated by Section 3(m) hereof, and of applications for registration, qualification or exemption with appropriate state securities (or blue sky) authorities with respect to the security registered by such Registration Statement, (ii) the taking of all reasonable action by Webb, the Partnership and the Corporation to cause such Registration Statement, registrations, qualifications and exemptions to be declared effective by the respective federal and state securities authorities, and (iii) the taking by the Partnership and the Corporation of all reasonable action as may be required under federal and state securities laws to permit the solicitation of consents, proxies and releases from Limited Partners and Class A Shareholders. Except as otherwise permitted by this Agreement, from the date hereof to the Closing or the closing of the Golden Nugget Transaction, the Corporation, New Claridge and the Partnership (1) will operate only in the ordinary course of business consistent with past practice, and (ii) except for New Claridge, as long as it is wholly owned by the Corporation, will not make, directly or indirectly, any distribution to their equity holders as such.

         (b) The Partnership and the Corporation hereby agree, subject to compliance with applicable fiduciary duties, as promptly as possible after receipt of the necessary registrations, qualifications, approvals and clearances from state and federal securities authorities, to solicit from the Limited Partners and the holders of the Corporation's Class A Common Stock, respectively, consents (i) to this Agreement, (ii) to the Golden Nugget Transaction (except as provided in the last sentence of Section 6A(h) ), and
(iii) after the earlier of the dates referred to in the last sentence of Section 6A( h) and while a Golden Nugget Transaction is not pending, to a sale of the assets of the Partnership and New Claridge, the proceeds of which would be equal to or greater than the sum of (x) the amounts necessary to pay all creditors of the Partnership, New Claridge and the Corporation (other than, if such sale would occur prior to Closing, Webb, DEWNJ and any other subsidiary of Webb, but including, in any event, amounts payable to Webb or DEWNJ under Section 10(d ) or Section 4(f) ) subject to any special arrangement which may be made with any such Creditor) ind (y) the amount needed by Releasing Investors to pay the federal income tax liability arising from such a sale (after taking into account any losses available to Releasing Investors in connection with their interests in the Partnership and the Corporation).

         (c) Except as provided in Section 6A, the Corporation and New Claridge will not, without the prior written consent of Webb, engage in any merger, reverse merger, consolidation or similar transaction, the Corporation will not sell or otherwise dispose of the stock of New Claridge or any interest therein and the Partnership will not engage in any merger transaction, and Ncw Claridge and the Partnership will not sell all or substantially all of their assets; provided that the Corporation, New Claridge and the Patnership may negotiate with respect to any of the foregoing transactions; provided, further, that subject to any required Bank consent, the Corporation, New Claridge and the Partnership may, without the consent of Webb, enter into and consummate agreements (including option agreements) permitted by Section 6A(j) hereof. This
Section 9(c) will be effective upon execution of this Agreement, but will have no further force or effect if the Closing or the closing of the Golden Nugget Transaction does not occur and this Agreement is terminated.

         (d) (i) The Bank shall be entitled to exercise any and all rights and remedies now or hereafter available to the Bank under the Loan Agreement and the documents executed and delivered to the Bank in connection therewith, this Agreement not constituting a waiver of any term or provision thereof, except as specifically contemplated by Section l(d) hereof, (ii) except as provided or permitted in Section l(c)( 15) hereof, the Partnership shall make no payment or distribution to any partner except as would be permitted under Section 6.9(b) of the Amended and Restated Loan Agreement (assuming the Amended and Restated Loan Agreement were in effect) and (iii) this Agreement and the Interim Bank Agreement shall, as between the Claridge Entities, on the one hand, and the Bank, on the other hand, constitute an instrument or document delivered to and in favor of the Bank in connection with the Loan Agreement, including without limitation, for the purposes of Section 6. 1 (c) of the Loan Agreement.

10.      Insurance Bond.
         (a) Any obligation of Webb to maintain for the benefit of the Corporation, New Claridge and the Partnership the umbrella policy of insurance or any other policy of insurance with Liberty Mutual Insurance Company ("Liberty Mutual") or any other insurer for their benefit (the "Insurance Policy") shall be terminated; notwithstanding the foregoing, Sections 10(a), (b), (c) and (d) do not apply to the obligation of Webb and DEWNJ to provide insurance for the Individual General Partners as such. The Corporation, New Claridge and the Partnership agree promptly to repay to Webb, to the extent not already repaid to it:
             (1) Any amount which has been or which is in the future properly paid by Webb to the insurance carrier under the Insurance Policy to cover the deductible portion of claims related to any of them or the Claridge;
             (2) Any amounts required to be paid out under any letter of credit maintained by Webb to guarantee payment to Liberty Mutual under the Insurance Policy of the deductible portion of claims and defense or investigation costs (together, the "Deductible Portion") related to any of them or the Claridge; and
             (3) That portion of any premiums paid by Webb to maintain the Insurance Policy and that portion of any fees paid by Webb to maintain any letter of credit which are attributable to the maintenance of insurance to cover claims against anv of them or the Claridge.

         (b) The Corporation, New Claridge and the Partnership agree that any amounts required to be paid under the Insurance Policy as the Deductible Portion with respect to the Corporation, New Claridge, the Partnership or the Claridge after July 1, 1988, are the primary obligation of New Claridge and will be paid or reimbursed by it as such amounts become due. To the extent any such amounts are not paid or reimbursed by New Claridge as they become due, such amounts will be pald by the Corporation and the Partnership.

         (c) Effective as of October 1, 1988, for all claims arising, after October 1, 1988, the Insurance Policy will no longer be in effect and Webb will no longer maintain in paice a letter of credit to cover any deductible amounts owing with respect to claims which occur or insurance policies which cover the Corporation, New Claridge, the Partnership or the Clarldge on or after October 1, 1988.

         (d) Before any distribution to the Distributing Trust, the Partnership, the Corporation and New Claridge will (i) deposit with the appropriate institution cash collateral sufficient to obtain the release of that portion of the letter of credit maintained by Webb to cover the Deductible Portion with respect to New Claridge, the Corporation, the Partnership and the Claridge, which will thereby be released, and (ii) pay Webb the amounts set forth in Sections 10(a)( 1), (2) and (3) above. Any such cash collateral not used for the purposes of making the deposit or the payments provided for under this Section 10(d), shill be paid over to the Distributing Trust.

11.      Miscellaneous.

         (a) Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other parties hereto:

         If to Webb, to it at

             Del Webb Corporation
             Anchor Centre III
             2231 E. Camelback Rd.
             Suite 400
             Phoenix, AZ 85016

             If to DEWNJ, to it it

             Del Webb Corporation
             Anchor Centre III
             2231 E. Camelback Rd.
             Suite 400
             Phoenix AZ 85016

             If to the Partnership, to it at

             Atlantic City Boardwalk Associates, L.P.
             3003 N. Central Ave.
             Suite 1800
             Phoenix, AZ 85012

             If to the Corporation, to it at

             Claridge Casino Hotel
             Indiana & Boardwalk
             Atlantic City, NJ 08401



             If to New Claridge, to it at

             Claridge Casino Hotel
             Indiana & Boardwalk
             Atlantic City, NJ 08401

             If to Swanson, to him at

             Atlantic City Boardwalk Associates, L.P.
             3003 N. Central Ave.
             Suite 1800
             Phoenix, AZ 85012

             If to Mangam, to him at

             Atlantic City Boardwalk Associates, L.P.
             3003 N. Central Ave.
             Suite 1800
             Phoenix, AZ 85012

             If to Plant, to him at

             Atlantic City Boardwalk Associates, L.P.
             3003 N. Central Ave.
             Suite 1800
             Phoenix, AZ 85012

             If to AC Boardwalk, to it at

             Atlantic City Boardwalk Associates, L.P.
             3003 N. Central Ave.
             Suite 1800
             Phoenix, AZ 85012

             If to the Bank, to it at

             2-6 North Avenue West
             Cranford, New Jersey 07016
             (Attention:  Henry J. Wilner)

         (b) Entire Agreement. This Agreement, and, as to the parties thereto, the agreements and instruments attached hereto as Exhibits, constitute the entire agreement among the parties hereto and thereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

         (c) Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any person other than the parties hereto, and their respective successors or assigns, and the Releasing Investors any rights, remedies or benefits under or by reason of this Agreement, or ( ii) constitute the parties hereto partners or participants in a joint venture.

         (d) Amendments, Waivers and Consents. The terms of this Agreement may be amended, modified or eliminated, and the observance or performance of a term, covenant, condition or provision herein may be omitted or waived (either generally or in a particular instance and either prospectively or retroactively) by a writing of the parties hereto entitled to the benefit thereof. No omission or waiver shall be deemed to excuse any future observance or performance or to constitute an amendment, modification or elimination unless it expressly so states. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any prior or subsequent breach.

         (e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that without such consent the Bank may assign its rights hereunder to any assignee of all or any portion of the loan under the Loan Agreement.

         (f) Further Assurances. Each of the parties hereto, other than the Bank. shall execute, acknowledge and supply such further documents, instruments and assurances as shall he reasonible, necessary or appropriate in order to carry out the full intent and purposes of this Agreement.

         (g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         (h) Execution in Couterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

         (i) Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of' New York without regard to the conflict of laws rules thereof.

         (j) Expenses. Except as any party hereto may have otherwise agreed in writing, each party hereto shall pay all expenses incurred by it in connection with the negotiation, preparation and consummation of this Agreement and the other agreements and transactions contemplated hereby, it being understood that the Loan Agreement provides that all such costs and expenses incurred by the Bank, Marine Midland Bank, N.A., and the other participants in the loan under the Loan Agreement shall be paid by New Claridge, and New Claridge shall pay same. The obligations under this Section 11(j ) shall survive the termination of this Agreement under Section 11(m)(i) or Section 11(m)(ii) hereof.

         (k) Personal Liability. Each of the parties hereto hereby acknowledges that none of the General Partners or the New General Partners shall have any personal liability or other obligation with respect to any agreement or obligation of the Partnership under this Agreement or under any agreement or instrument contemplated hereby except as specifically provided in or contemplated by Sections 1 (c) (14), 1(c)(15), 1 (c) (21) and 1 (c)(32) hereof.

         (l) No Recommendation. The execution of this Agreement by the General Partners, both individually and on behalf of the Partnership, and by the Corporation shall constitute neither a recommendation by the General Partners that the Limited Partners or a recommendation by the directors of the Corporation that the holders of the Corporation's Class A Common Stock approve the transactions contemplated hereby, nor an undertaking to make such a recommendation.

         (m) Termination. (i) In the event that as of the Closing Date the conditions to Closing are not satisfied in full, and the Closing Date is not extended as provided in Section l(a) hereof, each of Webb and the Bank, acting separately or together, shall be entitled to terminate this Agreement by giving written notice thereof to all other parties hereto, and in any case, in the event that the Closing has not occurred by the close of business on August 1, 1989, this Agreement shall terminate. Upon any such termination under this clause (i), each party hereto shall be relieved of all further obligations under this Agreement; provided, however, that such termination shall not affect any obligations incurred by New Claridge under the Interim Bank Agreement, by Webb under the Webb Guaranty or by any party to this Agreement under any instrument or agreement delivered in connection herewith or existing prior to the date of execution hereof, provided,further, that such termination shall not affect any obligations under provisions of this Agreement which specifically provide that such obligations are to be performed upon or following termination of this Agreement.

         (ii) In the event that the closing of the Golden Nugget Transaction occurs prior to the Closing, then notwithstanding any provision hereof to the contrary, the parties hereto shall have no obligation to effect the transactions contemplated to occur at the Closing, and the Bank shall have no obligation to make further advances under the Interim Bank Agreement.

         (iii) In the event that the licenses necessary to operate the Claridge as a casino are not renewed by the Commission on or before October 31, 1988, this Agreement shall be terminated, and each party hereto shall be relieved of all further obligations hereunder, provided, however, that such termination shall not affect any obligations incurred between the date hereof and such termination bv New Clarldge under the Interim Bank Agreement, by Webb under the Webb Guaranty or by any party to this Agreement under any instrument or agreement delivered in connection herewith or existing prior to the date of execution hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            DEL WEBB CORPORATION
                                            By:     /s/ D. V. MICKUS
                                               --------------------------------
                                            Donald V. Mickus
                                            Vice President
                                            and Treasurer


                                            DEL E. WEBB NEW JERSEY, INC.
                                            By:      /s/ D. V. MICKUS
                                               --------------------------------
                                            Donald V. Mickus
                                            Treasurer


                                            ATLANTIC CITY BOARDWALK
                                              ASSOCIATES, L.P.
                                            By:  /s/ ROBERT K. SWANSON
                                               --------------------------------
                                            Robert K. Swanson, as
                                            Managing General Partner


                                            THE CLARIDGE HOTEL AND
                                               CASINO CORPORATION
                                            By:      /s/ ROGER P. WAGNER
                                               --------------------------------
                                            Roger P. Wagner
                                            President

                                            THE CLARIDGE AT PARK PLACE,
                                                INCORPORATED
                                            By:      /s/ ROGER P. WAGNER
                                               --------------------------------
                                            Roger P. Wagner
                                            President

                                                     /s/ ROBERT K. SWANSON
                                                     --------------------------
                                            Robert K. Swanson

                                                     /s/ EVERETT L. MANGAM
                                                     --------------------------
                                            Everett L. Mangam

                                                     /s/ T. EDWARD PLANT
                                                     --------------------------
                                            T. Edward Plant

                                                     /s/ ANTHONY ATCHLEY
                                                     --------------------------
                                            Anthony Atchley

                                                     /s/ GERALD C. HEETLAND
                                                     --------------------------
                                            Gerald C. Heetland